Exhibit 99.2
TEXT OF AMENDMENT TO THE
RESTATED BYLAWS OF THE WM. WRIGLEY JR. COMPANY
     Section 7.1 Certificates of Stock. If certificates of stock of the corporation are issued as evidence of the ownership thereof, they shall be numbered, which, along with appropriate information to identify ownership, shall be entered in the books of the corporation as they are issued. Each certificate shall exhibit the holder’s name and number of shares represented thereby, and shall be signed, which signature may be a facsimile thereof, by any of the executive chairman, the chief executive officer or the president, and the secretary or an assistant secretary or the treasurer or an assistant treasurer. If any stock certificate is countersigned (1) by a transfer agent other than the corporation or its employee, or (2) by a registrar other than the corporation or its employee, any other signature may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue. In the event of the alleged loss or destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms in conformity with law as the board of directors may prescribe from time to time.